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                                    SUBLEASE
                          380 SOUTH 400 WEST, SUITE C

         This Sublease is entered into as of February 21, 2000 by and between VPNX.com, a Delaware corporation ("Sublessor") and Lineo, Inc., a Delaware corporation ("Sublessee"). Terms not specifically defined herein are as defined in the Master Lease.

         A. Sublessor, as Tenant, as successor-in-interest to SwitchSoft Systems, Inc., is leasing from EsNet Properties, L.C., a Utah limited liability company ("Master Lessor") those certain premises located at 380 South 400 West Lindon, Utah 84042 ("Premises") pursuant to that certain lease dated July 20, 1998, (the "Master Lease"). Sublessee acknowledges having reviewed a copy of the Master Lease, which is attached hereto as Exhibit A.

         B. Sublessor desires to lease to Sublessee and Sublessee desires to lease from Sublessor the Sublease Premises (as defined below) on the terms and conditions set forth in this Sublease.

1.       SUBLEASE PREMISES

         a. Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described portion of the Premises together with the appurtenances thereto, situated in the City of Lindon, County of Utah, State of Utah commonly known and described as 380 South 400 West, Suite C, located on the second floor ("Sublease Premises"). The Sublease Premises shall consist of approximately 10,000 rentable square feet, which are outlined on Exhibit B.

         b. Sublessee will be taking possession of the Sublease Premises "as is," in its condition existing on the date of delivery of the Sublease Premises to Sublessee. Sublessee, acknowledges that Sublessee is leasing the Sublease Premises based on its own inspection of the Sublease Premises and those of its agents, and is not relying on any representations or warranties of the Sublessor regarding the physical condition of the Sublease Premises. Sublessee's taking of possession of the Sublease Premises shall constitute conclusive evidence that the Sublease Premises were, as of that date, in good, clean and tenantable condition. Sublessee acknowledges that the square footages of the Sublease Premises as specified in Subparagraph 1.a are estimates and that Sublessor does not warrant the exact square footage of the Sublease Premises. By taking possession of the Sublease Premises, Sublessee accepts the square footages of the Sublease Premises as those specified in Subparagraph 1.a above.

         c. The Sublease Premises shall have its own separate entrance and security system as of the Sublease Commencement Date.

2.       INCORPORATION OF MASTER LEASE

         This Sublease is subject to all of the terms and conditions of the Master Lease and Sublessee hereby accepts, assumes and agrees to perform all of the obligations of Sublessor as Sublessee under the Master Lease to the extent such obligations are applicable to the Sublease Premises and all of the terms and conditions of the Master Lease are incorporated herein as terms

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and conditions of this Sublease (with each reference therein to Landlord,
Tenant and Premises to be deemed to refer to Sublessor, Sublessee, and Sublease Premises respectively), excepting only Article 2, Article 3, Section 5.1, Section 5.4, Article 6, Article 7, Section 8.2, Section 9.1, Section 24.18, Section 24.19, Exhibit C, Exhibit E and Exhibit G of the Master Lease and as set forth in Paragraph 9 below. In the event of any conflict or inconsistency between the incorporated terms of the Master Lease and the terms of the Sublease which are set forth in full, the terms of the Sublease which are set forth in full shall prevail to the extent of any such inconsistency, it being understood that in any event the Sublease provisions are subject to Master Lease provisions.

3.       TERM AND RENTAL COMMENCEMENT

         a. The term of this Sublease shall be for a period of twelve (12) months ("Sublease Term"), commencing on March 1, 2000 ("Commencement Date").

         b. In the event of the termination for any reason of Sublessor's interest as tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublessor to Sublessee; provided, however, that Sublessor may be liable to Sublessee for any termination of the Sublease that results from Sublessor's breach of the Master Lease, so long as such breach is not caused in whole or in part by Sublessee.

         c. In the event the Commencement Date has not occurred by March 31, 2000 for any reason, then Sublessor shall not be liable for any damage caused thereby, but either party may, by notice in writing to Sublessor within ten
(10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations under this Sublease, and Sublessor shall return to Sublessee any prepaid rent and security deposit.

4.       USE

         a. Sublessee shall use the Sublease Premises solely for general office use and for no other purpose without the consent of Sublessor. Sublessee agrees that its use shall comply with all applicable governmental laws and ordinances, and that it shall not use or permit the Sublease Premises to be used for any purposes other than those described above. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease.

         b. Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work on or to the Sublease Premises or to any other portion of the property and/or building of which the Sublease Premises are a part, required by applicable governmental laws, rules, orders and ordinances because of the particular use to which the Sublease Premises are put Sublessee, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990 due to Sublessee's particular use of the Sublease Premises or due to changes or alterations to the Sublease Premises made or proposed to be made by Sublessee.

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5.       RENTAL

         a. Sublessee shall pay Rent to Sublessor as follows, without offset or deduction for the Sublease Premises, in advance, on the first day of each month, in lawful money of the United States. Rent for the partial month shall be prorated on the basis of the number of days in such month.

            RENT
            $16,667.00 per month

         b. Sublessor acknowledges receipt from Sublessee, on the execution hereof the sum of $16,667.00 to be applied against rent for the first month of the Sublease Term to be paid hereunder.

         c. In addition to the Rent indicated in Section 5.a above, Sublessee shall procure and pay directly for its own telephone costs and shall procure its own janitorial service at Sublessee's cost. Sublessor shall pay for Sublessee's other utilities. Sublessee shall not be responsible for the payment of Common Area Expenses (such as taxes, Master Lessor's insurance and common area maintenance costs), for which Sublessor is responsible under
Section 8.2 of the Master Lease.

6.       NOTICES

         All notices and demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and effective the next business day after depositing with a nationally recognized overnight courier service such as Federal Express or three (3) days after depositing in the United States certified mail, return receipt requested, postage prepaid, and addressed to Sublessor or Sublessee, as the case may be, at the address set forth below their respective signatures or at such other address as they may designate from time to time. All rent and other payments due under this Sublease or the Master Lease shall be made to Sublessor at the same address.

7.       HAZARDOUS MATERIALS

         Sublessee will indemnify, defend and hold Sublessor harmless from any judgment, damages, losses, claims, actions, attorneys' fees, consultant's fees, costs or expenses which result from Sublessee's or any of Sublessee's agents (including employees, contractors and visitors) use, storage, or disposal of Hazardous Materials in or about the Sublease Premises. As used herein the term "Hazardous Materials" will mean and include asbestos, petroleum products and any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR 302) and in any and all amendments to such lists or such substances, materials or wastes otherwise regulated under applicable local, state or federal law. The provisions of this paragraph shall survive the expiration or termination of the Sublease. To the best of Sublessor's knowledge, no Hazardous Materials are currently on the Premises.

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8.       DEFAULTS

         The default provisions are articulated in the Master Lease. In addition, in the event of Sublessee's failure to pay Rent under this Sublease, which failure is not cured within ten (10) days after Sublessor delivers a written notice to Sublessee stating the nature and amount of such past due Rent, then Sublessor shall have no continuing obligation to Sublessee to maintain the Master Lease for Sublessee's benefit.

9.       PROVISIONS OF MASTER LEASE

         Notwithstanding anything to the contrary contained in this Sublease:

         a. Sublessee shall indemnify and hold both Sublessor and Master Lessor harmless pursuant to the provisions of Article 18 and any other indemnity provision of the Master Lease (with reference therein to "Premises" replaced with "Sublease Premises");

         b. The obligations of Master Lessor under the Master Lease to repair or replace the Premises shall remain the obligations of Master Lessor and shall not be assumed by Sublessor;

         c. The right of entry of Master Lessor under Article 13 of the Master Lease shall be the right of each of Master Lessor and Sublessor;

         d. Sublessee shall pay Sublessor interest and late charges as provided in Section 5.3 of the Master Lease, if rent is not received by Sublessor when due; and

         e. Any assignment or subletting by Sublessee of the Sublease or the Sublease Premises shall be governed by Article 10 of the Master Lease, and the term "Landlord" in Article 10 shall mean each of Master Lessor and Sublessor.

         f. Sublessee shall provide Sublessor with a certificate of Sublessee's insurance, as required under the Master Lease, naming Sublessor as an additional insured, prior to Sublessee's occupancy of the Sublease Premises.

10.      ALTERATIONS

         The current design for configuration of the cubicles in the Sublease Premises shall not be altered by Sublessee. Sublessee shall make no alterations, additions or improvements in or to the Sublease Premises without the prior written consent of Sublessor and Master Lessor. Any such approved alterations, additions or improvements shall be installed in accordance with the terms of the Master Lease. Sublessee shall restore the Premises at the expiration or earlier termination of the Sublease Term to its condition existing as of the Commencement Date (including the removal of all alterations and equipment installed by Sublessee and the repairing of any resulting damage), reasonable wear and tear excepted.

         11. SURRENDER AND HOLDOVER

         Upon the expiration or earlier termination of this Sublease, Sublessee shall promptly quit and surrender to Sublessor the Sublease Premises broom clean, in the same condition as

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received, ordinary wear and tear and loss by fire and other casualty excepted. Sublessee shall removal all of its movable furniture and other effects. If Sublessee fails to so vacate the Sublease Premises on a timely basis as required, Sublessee shall pay holdover rent at the rate of 150% of Rent and shall be responsible to Sublessor and to Master Lessor for all costs, expenses, attorneys fees and damages (including but not limited to any amounts required to be paid to third parties who were to have occupied the Sublease Premises) incurred by Sublessor and/or Master Lessor as a result of such failure to vacate, plus interest thereon at the rate of the lesser of 18% per annum or the maximum rate allowed by law, on all amounts not paid by Sublessee within ten (10) days of demand.

12.      SECURITY DEPOSIT

         Concurrently with Sublessee's execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $16,667.00 as a non-interest bearing security deposit for Sublessee's performance under this Sublease. The amount paid as a security deposit shall be returned to Sublessee within 14 days after Sublessee's vacating the Sublease Premises, after first deducting any sums owing to Sublessor due to a breach by Sublessee of any obligation, covenant, term or condition of this Sublease. Simultaneously with the return of the security deposit (less any deductions as described in the preceding sentence) Sublessor shall provide Sublessee with a reasonably detailed accounting of any deduction from the security deposit. In the event Sublessee breaches any obligation, term, condition or covenant under this Sublease, Sublessor or will be entitled but not obligated to use or retain some or all of this security deposit to compensate for any loss, expense or risk associated with the breach, all without seeking judicial relief. In the event of such recourse to the security deposit, Sublessor is entitled to require Sublessee to replenish the security deposit funds on thirty days' written notice. In no event will Sublessee be entitled to have access to or require any portion of Sublessor's deposit with the Master Lessor.

13.      SIGNAGE

         Sublessee shall have the right to have a "Lineo, Inc." sign on the wall adjacent to Sublessee's office entrance on the second floor, subject to Sublessor's and Master Lessor's approval as to size, design and location. Sublessor's approval shall not be unreasonably withheld.

14.      MISCELLANEOUS

         a. Each of Sublessor and Sublessee represents and warrants to the other that it has not had dealings with any real estate broker, finder or other person who could claim a commission or finder's fee with respect to this Sublease. Each of Sublessor and Sublessee shall hold the other harmless from all damages resulting from its breach of the foregoing representation and warranty.

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         b. This Sublease (and delivery of possession of the Sublease
Premises to Sublessee) is subject to Master Lessor approval pursuant to a written letter of consent. Sublessor shall use all reasonable efforts to obtain Master Lessor's approval of this Sublease as soon as possible following execution of this Sublease, but in no event later than twenty (20) days after such execution. In the event that Master Lessor's approval as stated herein is not obtained within said twenty (20) day period, then either party may, by written notice to the other, terminate this Sublease, and each party shall be relieved of any further obligation to the other with respect to this Sublease.


"SUBLESSOR"                                           "SUBLESSEE"

VPNX.com                                              LINEO, INC.
a Delaware corporation                                a Delaware corporation


By:   /s/ Tyrone Farrar Pike                          By: /s/ Bryan Sparks
   -------------------------------------------           -------------------------------------------
Print Name: Tyrone Farrar Pike                        Print Name: Bryan Sparks
           -----------------------------------                   -----------------------------------
Title: President & CEO                                Title:  President & CEO
      ----------------------------------------              ----------------------------------------
Date Executed: 2/28/2000                              Date Executed: 2/14/2000
              --------------------------------                      --------------------------------

ADDRESS:                                              ADDRESS:
805 Veterans Blvd, Suite 316                          383 South 520 West
Redwood City, CA 94063                                Lindon, Utah 84042
Attn: Kurt Johnson, Vice President Finance and        Attn: Greg Hill, Chief Financial Officer
Administration and Chief Financial Officer


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                       EXHIBITS TO BE ATTACHED TO SUBLEASE

          Exhibit A        Master Lease


          Exhibit B        Site Plan of Sublease Premises